Exhibit 10.1

FORBEARANCE AGREEMENT

This Forbearance Agreement (this “Agreement”) is dated as of November 14, 2003 and is entered into by and among OPINION RESEARCH CORPORATION, a Delaware corporation (“Parent”), ORC INC., a Delaware corporation (“ORC”, Parent and ORC are sometimes collectively referred to herein as the “Borrowers” and individually as a “Borrower”), the Subsidiaries of Borrowers party hereto, HELLER FINANCIAL, INC., in its capacity as Agent for the Lenders party to the Credit Agreement described below (“Agent”), and the Lenders.

RECITALS:

WHEREAS, Agent, Lenders and Borrowers are parties to that certain Credit Agreement dated as of May 26, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, an Event of Default has occurred under subsection 6.1(A) of the Credit Agreement due to the Borrowers’ failure to make the mandatory prepayment of the Loans required by subsection 1.5(B) of the Credit Agreement with respect to the fiscal year of Borrowers ended December 31, 2002 (such Event of Default, the “Existing Default”); and

WHEREAS, Agent and Lenders are willing to forbear from enforcing their rights that arise because of the Existing Default for a limited period of time, provided that Borrowers comply with the terms of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

1.1 All capitalized terms used herein (including in the introductory paragraph and recitals set forth above) and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.2 The following terms used in this Agreement shall have the meanings set forth below:

“Forbearance Default” means (a) the occurrence of any Default or Event of Default other than the Existing Default; (b) the failure of Borrowers to comply with any term, condition or covenant set forth in this Agreement, (c) any representation made by Borrowers under or in connection with this Agreement shall prove to be materially false or misleading as of the date when made or (d) the filing of any petition (voluntary or involuntary) under the insolvency or bankruptcy laws of the United States or any state thereof, or of any foreign jurisdiction, with respect to a Borrower, any of its affiliates, or any of its Subsidiaries.

“Refinancing Date” means February 28, 2004.

“Subordination Agreement” means that certain Subordination and Intercreditor Agreement dated as of May 26, 1999 (as amended, restated, supplemented or otherwise modified from time to time) among Agent, Subordinated Lender and Parent

“Termination Date” means the earlier to occur of (a) 5:00 p.m. Chicago time on March 31, 2004 or (b) the date upon which a Forbearance Default occurs.

SECTION 2. CONFIRMATION BY BORROWERS OF OBLIGATIONS

Each Borrower acknowledges and agrees that as of the date hereof, the Borrowers have no right of offset, defense, or counterclaim with respect to the Obligations.

SECTION 3. AGREEMENT TO FORBEAR;

SUBORDINATION AGREEMENT; OTHER AGREEMENTS

3.1 Provided that no Forbearance Default occurs, Agent and Lenders hereby agree to refrain through the Termination Date from exercising any of their rights and remedies under the Credit Agreement or any of the other Loan Documents (other than the Subordination Agreement) that may exist by virtue of the Existing Default; provided, however, that in no event shall the foregoing be deemed to limit, modify, amend, waive or otherwise affect Agent’s and Lenders’ rights and remedies that exist under the Subordination Agreement due to the existence of the Existing Default, all of which rights and remedies are hereby expressly reserved and which may be enforced by Agent and Lenders in accordance with the terms of the Subordination Agreement. If Borrowers make all payments required under Section 5.1 hereof in accordance with the terms of such Section, and Borrowers comply with all other terms, covenants and conditions set forth in this Agreement, the Agent and Lenders agree that the Existing Default shall be deemed waived.

3.2 Nothing in this Agreement shall be construed as a waiver of or acquiescence to the Existing Default which shall continue in existence, subject only to the agreement of Agent and Lenders, as set forth herein, not to enforce their remedies for a limited period of time. Except as expressly provided herein, the execution and delivery of this Agreement shall not: (a) constitute an extension, modification, or waiver of any aspect of the Credit Agreement or the other Loan Documents; (b) extend the terms of the Credit Agreement or the due date of any of the Obligations; (c) give rise to any obligation on the part of Agent or any Lender to extend, modify or waive any term or condition of the Credit Agreement or any of the other Loan Documents; (d) give rise to any defenses or counterclaims to the right of Agent or Lenders to compel payment of the Obligations or to otherwise enforce their rights and remedies under the Credit Agreement and the other Loan Documents; or (e) establish a custom or course of dealing between or among the Borrowers, the Agent and/or the Lenders, or any of them. Except as expressly limited herein, Agent and Lenders hereby expressly reserve all of their rights and remedies under the Credit Agreement and the other Loan Documents and under applicable law with respect to the Existing Default. From and after the Termination Date, Agent and Lenders shall be entitled to enforce the Credit Agreement and other Loan Documents according to the original terms thereof.

3.3 The parties hereto hereby acknowledge that the Existing Default constitutes a “Senior Payment Default” as defined in the Subordination Agreement and as such, pursuant to Section 2.3(a) of the Subordination Agreement, Parent may not make, and Subordinated Lender may not receive, any payment with respect to the Junior Debt (as defined in the Subordination Agreement). Notwithstanding anything to the contrary contained in this Agreement, all provisions of the Subordination Agreement (including, without limitation, Section 2.3(a) thereof) shall apply in full force and effect with respect to the Existing Default unless Requisite Lenders agree otherwise in writing.

3.4 The parties hereto hereby agree that, notwithstanding anything to the contrary contained in the Credit Agreement, Borrowers shall not be permitted to request LIBOR Loans with Interest Periods in excess of one month.

3.5 The parties hereto hereby agree that, pursuant to and in accordance with Section 1.2(E) of the Credit Agreement, on and after the date hereof, for so long as the Existing Default and any other Event of Default continues, the Loans and other Obligations shall bear interest at a rate that is two percent (2.0%) in excess of the rates otherwise payable under the Credit Agreement. Requisite Lenders may elect at any time to cease charging the two percent (2.0%) default rate set forth in the preceding sentence solely with respect to the Existing Default.

SECTION 4. REPRESENTATIONS AND WARRANTIES

In consideration of the limited agreement of Agent and Lenders to forbear from the exercise of their rights and remedies as set forth above, each Borrower jointly and severally hereby represents and warrants to Agent and Lenders as of the date hereof as follows:

4.1 Borrowers have made full disclosure to Agent and Lenders of all existing Defaults and Events of Default and all other disclosures as is required under subsection 4.8(K) of the Credit Agreement.

4.2 The execution, delivery and performance of this Agreement by each Loan Party party hereto are within such Person’s corporate power and have been duly authorized by all necessary corporate action.

4.3 This Agreement constitutes a valid and legally binding Agreement enforceable against each Loan Party party hereto in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance and other laws affecting creditors’ rights generally and to general equitable principals.

4.4 All Loan Documents, including without limitation the Credit Agreement, constitute valid and legally binding obligations of each Loan Party party thereto, enforceable against such Loan Party in accordance with the terms thereof subject to the effects of bankruptcy, insolvency, fraudulent conveyance and other laws affecting creditors’ rights generally and to general equitable principals.

SECTION 5. COVENANTS

In order to induce Agent and Lenders to forbear from the exercise of their rights and remedies as set forth above, each Borrower hereby covenants and agrees with Agent and Lenders as follows:

5.1 The amount of the mandatory prepayment required under subsection 1.5(B) of the Credit Agreement for the fiscal year of Borrowers ended December 31, 2002 is $1,681,000 (the “2002 Excess Cash Flow Payment”). Borrowers agree to pay, on a joint and several basis, the 2002 Excess Cash Flow Payment in four equal installments of $420,250 on the last Business Day of each month, commencing with the first payment due and payable on December 31, 2003 and continuing through the last payment due and payable on March 31, 2004. The failure to make any such payment when due shall constitute an immediate Event of Default under the Credit Agreement and a Forbearance Default hereunder. All payments made pursuant to this Section 5.1 shall be applied to the Obligations in the following order of priority: first, to the outstanding principal amount of the Term Loan (against the Scheduled Installments thereof in inverse order of maturity), second, to the outstanding principal amount of the Revolving Loans and third, to all other Obligations then outstanding.

5.2 Borrowers shall, and shall cause their Subsidiaries to, continue to perform and observe all terms and conditions contained in the Credit Agreement and other Loan Documents.

5.3 Borrowers shall reimburse Agent and each Lender for all costs and expenses incurred by such Persons in connection with the negotiation, preparation and enforcement of this Agreement (including, without limitation, reasonable attorneys’ fees and legal expenses, which may consist of fees and legal expenses of outside counsel retained by Agent or any Lender or the allocated costs of in-house counsel of Agent or any Lender).

5.4 Borrowers shall pay to Agent, for the benefit of the Lenders based on their Pro Rata Shares, a forbearance fee equal to one-quarter of one percent (0.25%) multiplied by the sum of (i) the aggregate outstanding principal balance of the Term Loan as of the date hereof plus (ii) the Revolving Loan Commitment as of the date hereof (such fee, the “Forbearance Fee”). The Forbearance Fee shall be deemed to be fully earned on the date hereof and due and payable on December 31, 2003; provided, that if, prior to December 31, 2003, all Obligations have been repaid in full in cash and all commitments to lend under the Credit Agreement terminated, payment of the Forbearance Fee shall be deemed waived.

5.5 Borrowers shall timely deliver to Agent and Lenders each of the following items in form and substance, and which contain terms and conditions, acceptable to Agent:

(a) On or before November 19, 2003, a term sheet signed by one or more financial institutions, and signed and accepted by Borrowers, which contains terms for a credit facility or other form of financing to be provided to Borrowers on or before the Refinancing Date (subject to normal and customary conditions to closing), the proceeds of which would be used by Borrowers to refinance their existing indebtedness on or prior to the Refinancing Date, such that the Loans and all other Obligations would be paid in full and all commitments under the Credit Agreement terminated as of the Refinancing Date (such a credit facility or other financing, a “Refinancing Credit Facility”).

(b) On or before November 20, 2003, and on each two-week anniversary thereof, 13-week cash flow projections (broken out week by week) for the Borrowers and their Subsidiaries on a consolidated basis.

(c) On or before December 1, 2003, a term sheet executed by Borrowers and Subordinated Lender providing for a restructuring of the indebtedness evidenced by the Subordinated Note, such that the first scheduled principal payment on account of such restructured indebtedness would not be due and payable prior to the scheduled maturity date of any Refinancing Credit Facility.

(d) On or before December 17, 2003, a commitment letter issued by one or more financial institutions providing that the financial institution(s) party thereto have a binding commitment, subject to normal and customary conditions to closing, to provide a Refinancing Credit Facility to Borrowers on or prior to the Refinancing Date.

5.6 Borrowers shall fully and publicly disclose the existence of the Existing Default in compliance with Regulation FD and all other applicable securities laws.

SECTION 6. GENERAL RELEASE

In consideration of, among other things, the forbearance provided for herein, and any other financial accommodations which Agent and/or any Lender elects to extend to Borrowers, each Loan Party forever waives, releases and discharges any and all claims (including, without limitation, cross-claims, counterclaims, rights of setoff and recoupment), causes of action, demands, suits, costs, expenses and damages that it now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity that arise under or relate to any of the Loan Documents or this Agreement or any Person’s rights or obligations thereunder (collectively, “Claims”), against Agent or any Lender, any of such Person’s Subsidiaries and affiliates, and its and their respective successors, assigns, officers, directors, employees, agents, attorneys and other representatives (collectively, the “Lender Releasees”), based in whole or in part on facts, whether or not known, existing on or prior to the date of this Agreement. The provisions of this section shall survive the termination of the Credit Agreement and payment in full of the Obligations.

SECTION 7. MISCELLANEOUS

7.1 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

7.2 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

7.3 Counterparts. This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

7.4 Continued Effectiveness. Except as expressly set forth in this Agreement, the terms of the Credit Agreement and each of the other Loan Documents remain unchanged, and all such Loan Documents shall remain in full force and effect and are hereby confirmed and ratified.

7.5 No Novation. This Agreement shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Credit Agreement or of any of the other Loan Documents or, except as expressly provided herein, a waiver by Agent or any Lender of any of its rights and remedies under the Credit Agreement or any of the other Loan Documents, or any of them, or at law or in equity.

7.6 Reaffirmation. Each Loan Party signatory hereto hereby reaffirms each and every covenant, condition, obligation and provision set forth in the Loan Documents, as modified hereby.

7.7 Construction. Each Loan Party signatory hereto acknowledges that it has been represented by its own legal counsel in connection its execution of this Agreement and the Loan Documents, that it has exercised independent judgment with respect to this Agreement and the Loan Documents, and that it has not relied on Agent or any Lender or on Agent’s or any Lender’s counsel for any advice with respect to this Agreement or the Loan Documents.

7.8 Integration; Waivers. This Agreement, the Loan Documents and the other written agreements, instruments and documents entered into in connection therewith (collectively, the “Borrower/Lender Documents”) set forth in full the terms of agreement between the parties with respect to the subject matter thereof and are intended as the full, complete and exclusive contract governing the relationship between the parties with respect thereto, superseding all other discussions, promises, representations, warranties, agreements and understandings between the parties with respect thereto. Any waiver of any condition in, or breach of, any of the foregoing in a particular instance shall not operate as a waiver of other or subsequent conditions or breaches of the same or a different kind. Agent’s and each Lender’s exercise or failure to exercise any rights under any of the foregoing in a particular instance shall not operate as a waiver of its right to exercise the same or different rights in other instances. Except as expressly provided to the contrary in this Agreement, all the terms, conditions and provisions of the Borrower/Lender Documents shall continue in full force and effect.

7.09 CONSENT TO JURISDICTION. EACH LOAN PARTY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH LOAN PARTY EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH LOAN PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH LOAN PARTY BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH LOAN PARTY AT THE ADDRESS OF BORROWERS SET FORTH IN THE CREDIT AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

7.10 WAIVER OF JURY TRIAL. EACH LOAN PARTY, AGENT AND EACH LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. EACH LOAN PARTY, AGENT AND EACH LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH LOAN PARTY, AGENT AND EACH LENDER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

7.11 Reaffirmation. Each Loan Party party hereto has executed and delivered one or more of the Security Documents and/or the other Loan Documents as debtor, grantor, pledgor, guarantor, assignor, or in other similar capacities in which such Person has granted liens or security interests in their respective properties or otherwise acted as an accommodation party or guarantor, as the case may be. Each Loan Party party hereto hereby ratifies and reaffirms all of its respective payment and performance obligations, contingent or otherwise, under the Security Documents and any other Loan Documents to which it is a party and, to the extent any such Person has granted liens on or security interests in any of their respective properties pursuant to any of the Security Documents or any of the other Loan Documents as security for or otherwise guaranteed the Obligations under or with respect to the Agreement or any other Loan Documents, hereby ratifies and reaffirms such payment and performance obligations, guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations. Each Loan Party party hereto agrees that each of the Security Documents and each other Loan Document remains in full force and effect and is hereby ratified and reaffirmed, and agrees that this Agreement shall not (i) operate as a waiver of any right, power or remedy of Agent or Lenders under the Loan Documents or (ii) constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above, by their respective duly authorized officers.

AGENT AND LENDERS: HELLER FINANCIAL, INC., as Agent and as a Lender		BORROWERS: OPINION RESEARCH CORPORATION, a Delaware corporation

By:	/s/ Douglas Connaliato	By:	/s/ Douglas L. Cox

Name:	Douglas Connaliato	Name:	Douglas L. Cox

Title:	Duly Authorized Signatory	Title:	Chief Financial Officer

FLEET NATIONAL BANK, as a Lender		ORC INC., a Delaware corporation

By:	/s/ Kenneth R. Geiger	By:	/s/ Kevin P. Croke

Name:	Kenneth R. Geiger	Name:	Kevin P. Croke

Title:	Managed Assets Officer	Title:	President

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ James Barwis

Name:	James Barwis

Title:	Director

MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., as a Lender

By:	/s/ Patrick A. Lucas

Name:	Patrick A. Lucas

Title:	AVP

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Judy B. Land

Name:	Judy B. Land

Title:	Vice President

[signatures continued on next page]

SUBSIDIARIES: ORC TELESERVICE CORP., a Delaware corporation

By:	/s/ Kevin P. Croke

Name:	Kevin P. Croke

Title:	Secretary

ORC PROTEL, INC., a Delaware corporation

By:	/s/ Kevin P. Croke

Name:	Kevin P. Croke

Title:	Secretary

MACRO INTERNATIONAL INC., a Delaware corporation

By:	/s/ Douglas L. Cox

Name:	Douglas L. Cox

Title:	Secretary

SOCIAL AND HEALTH SERVICES, LTD., a Maryland corporation

By:	/s/ Kevin P. Croke

Name:	Kevin P. Croke

Title:	Secretary

ORC TELECOMMUNICATIONS LTD., a Maryland corporation

By:	/s/ Douglas L. Cox

Name:	Douglas L. Cox

Title:	Secretary